UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hulfish Street, Princeton, New Jersey 08542

(Address of Principal Executive Offices, and Zip Code)

609-662-2000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders of the Company, held on June 6, 2024, the Company’s stockholders elected Eiry W. Roberts, Craig A. Wheeler and Burke W. Whitman as Class II directors to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their respective successors have been elected. In addition, the stockholders (i) approved the Amended and Restated 2007 Equity Incentive Plan, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The final voting results on these matters were as follows:

1.	Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eiry W. Roberts	248,107,021	6,738,791	11,256,697
Craig A. Wheeler	248,172,753	6,673,059	11,256,697
Burke W. Whitman	245,493,258	9,352,554	11,256,697

2.	Approval of the Amended and Restated 2007 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
245,475,071	9,101,663	269,078	11,256,697

3.	Ratification of Ernst & Young LLC as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
258,841,833	7,207,672	53,004	-

4.	Approval, on an advisory basis, of the Company's executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
246,376,429	6,826,611	1,642,772	11,256,697

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 7, 2024	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary